Securities and Exchange Commission
Washington, D.C. 20549

Current Report on Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
January 18, 2005

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number 0-16469

Delaware                                                                         13-3275609
(State or other jurisdiction of                                          (I.R.S. Employer
incorporation or organization)                                         Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

Item 2.02. Results of Operations and Financial Condition.

    Certain portions of our press release dated January 18, 2005, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 2.02.  They are as follows:

  The first paragraph relating to net sales for the fourth quarter of fiscal year ended December 31, 2004 and the full year ended December 31, 2004;
  The second paragraph relating to net income and income per share for the full year ended December 31, 2004; and
  The third paragraph relating to sales growth for the fourth quarter of fiscal year ended December 31, 2004.

Item 7.01. Regulation FD Disclosure.

    Certain portions of our press release dated January 18, 2005, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are furnished pursuant to this Item 7.01 and Regulation FD. They are as follows:

  The fourth paragraph relating to anticipated product launches for 2005;
  The fifth paragraph relating to net sales and net income guidance for 2005;
  The sixth paragraph relating to company operations and name brands; and
  The seventh paragraph relating to forward looking information.

       In accordance with General Instruction B.2. of Form 8-K, the information furnished pursuant to this Item 7.01 and Regulation FD in this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

    99.1 Our press release dated January 18, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: January 18, 2005

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President